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                                                                     Exhibit 3.9


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 AGH PSS I, INC.

         THE UNDERSIGNED, in order to form a corporation for the purposes herein stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the corporation is AGH PSS I, Inc. (hereinafter called the "Corporation").

         SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock that the Corporation is authorized to issue is 2,000 shares, consisting of: (i) 1,000 shares of voting Common Stock, $.01 par value (the "Class A Voting Common Stock") and (ii) 1,000 shares of non-voting Common Stock, $.01 par value (the "Class B Non-Voting Common Stock").

            (a) The powers, preferences and rights of, and the qualifications of, and limitations and restrictions upon, the Class A Voting Common Stock and Class B Non-Voting Common Stock shall be identical except (unless and to the extent otherwise made
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mandatory by law): (i) the holders of the Class B Non-Voting Common Stock shall have no right to vote for the election of Directors or for any other purposes, except as set forth in paragraph eleven hereof and (ii) the holders of Class A Voting Common Stock shall have the right to receive 5% of any dividend declared or distribution made by the Company, as provided in paragraphs (c) and (d) below.

            (b) Subject to the following two clauses, the Board of Directors may classify or reclassify any unissued shares of capital stock from time to time by setting or changing the rights, powers and preferences of such shares of stock. The Board of Directors may not issue any shares of capital stock that have a preference over the Class B Non-Voting Common Stock with respect to either (i) dividends or (ii) distributions in the liquidation, dissolution or winding up of the Company. The capital stock of the Corporation shall not be subject to redemption.

            (c) Any dividends declared by the Board of Directors out of funds legally available therefor shall be paid in the proportion 95% to the holders of the Class B Non-Voting Common Stock and 5% to the holders of the Class A Voting Common Stock. The Corporation shall declare a dividend within forty-five (45) days of the end of each fiscal quarter out of net cash available for distribution, after establishing a reasonable reserve fund to meet contingencies and existing liabilities of the Company.

            (d) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (the "Termination Event"), any distribution made to Stockholders in respect of such Termination Event (after payment or provision for payment of the debts and other liabilities of the Corporation and to the holders of any class of capital stock


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hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation) shall be made in the proportion 95% to the holders of the Class B Non-Voting Common Stock and 5% to the holders of the Class A Voting Common Stock.

            (e) Except as set forth in paragraph eleven hereof, each share of Class A Voting Common Stock shall have one vote, and except as otherwise provided in respect of any class of capital stock hereafter classified or reclassified, the exclusive voting power of all capital stock of the Corporation for all purposes shall be vested in the holders of Class A Voting Common Stock.

            (f) The Board of Directors shall not authorize the repurchase of any shares of capital stock other than Class B Non-Voting Common Stock.

            (g) No holder of any capital stock or any other securities of the Corporation; whether now or hereafter authorized, shall have any preemptive rights to subscribe for or purchase any capital stock or any other securities of the Corporation other than such rights, if any, as the Board of Directors, in its sole discretion, may fix; and any capital stock or other securities which the Board of Directors may determine to offer to subscription may, within the Board of Directors' sole discretion, be offered to the holders of any class, series or type of Stock or other securities at the time outstanding to the exclusion of holders of any or all other classes, series or types of Stock or other securities at the time outstanding.

         FIFTH: The name and mailing address of the incorporator is:


NAME                                  ADDRESS
----                                  -------
Elizabeth M. Bush                     c/o Battle Fowler LLP


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                                      75 East 55th Street
                                      New York, New York 10022

         SIXTH: The election of directors need not be by written ballot unless the By-laws so provide.

         SEVENTH. The Board of Directors of the Corporation is authorized and empowered from time to time in its discretion to make, alter, amend or repeal By-laws of the Corporation, except as such power may be restricted or limited by the General Corporation Law of the State of Delaware.

         EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockbolders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the


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said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH: No director of the Corporation shall be liable to the Corporation or its stookholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

         ELEVENTH: This Charter may be amended by the affirmative vote of (a) the holders of not less than a majority of the shares of Class A Voting Common Stock then

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outstanding and entitled to vote thereon, and (b) the holders of not less than a majority of the shares of Class B Non-voting Common Stock than outstanding and entitled to vote thereon, each voting as a class. If any provision of this Charter or any application of such provision shall be held invalid or unenforceable by any federal or state court having jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction, and the validity of the remaining provisions of this Charter shall not be affected. Other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         IN WITNESS WHEREOF, I have hereunto set my hand the 3rd day of February, 1998.

                                     /s/ Elizabeth M. Bush
                                     -----------------------------------
                                     Elizabeth M. Bush, Sole Incorporator




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